CompoSecure Enhances Board of Directors with the Appointment of Two Additional Independent Directors

Somerset, NJ, July 14, 2025 – CompoSecure, Inc. (Nasdaq: CMPO), a leader in metal payment cards, security, and authentication solutions, today announced the appointment of two new members to its Board of Directors (“Board”). Effective July 12, 2025, Kevin M. Moriarty and Rebecca K. Corbin Loree have joined the company as independent directors.

“We’re excited to welcome Kevin and Rebecca to our Board of Directors. Their deep financial and capital markets expertise will help strengthen our strategic oversight and support our efforts to drive long-term value for CompoSecure and our shareholders,” said David Cote, Executive Chairman of CompoSecure’s Board.

Ms. Corbin Loree is Chief Executive Officer of Corbin Advisors, LLC, a leading strategic investor relations and communications advisory firm, which she founded in 2007. Under her leadership, the firm has grown to serve public and private companies globally, with experience including over half of the S&P 500 and is recognized for its proprietary Inside the Buy-side® and Voice of Investor® research. Prior to founding Corbin Advisors, she served as a Vice President within Thomson Reuters’ Capital Markets Intelligence division, where she established and led the firm’s investor perception study practice. Ms. Corbin Loree is a frequent speaker and media contributor on investor communication and market trends and currently serves on the boards of several nonprofit organizations. She received a B.S. in Business Management with honors from Washington College.

Mr. Moriarty currently serves as Principal of KMM Ventures LLC, where he advises and invests in early-stage companies. From 2018 to 2020, he served as Executive Vice President and Chief Financial Officer of Blue Yonder, a global supply chain software company. Prior to that, he served as Senior Vice President and Chief Financial Officer of Avnet, Inc., a Fortune 500 leading global technology distributor and solutions provider, from 2013 to 2017, and previously held senior financial leadership roles at Honeywell International Inc. and Bristol-Myers Squibb Company. Mr. Moriarty began his career at PricewaterhouseCoopers LLP, where he was an audit partner. He received a B.S. in Accounting with honors from Rutgers University. Mr. Moriarty currently serves on the board of directors of Vertiqal Studios (TSX: VRTS), where he serves as the chairman of the audit committee and the corporate governance and nominating committee.

Mr. Moriarty said: “It’s a privilege to join CompoSecure’s Board at a time of such strong momentum. I’m eager to contribute my financial expertise and strategic insight to support the company’s growth trajectory and help unlock new value creation opportunities.”

Ms. Corbin Loree stated: “I’m excited to be part of CompoSecure’s Board as the company enters its next phase of growth. Drawing on my experience in capital markets and investor relations, I aim to support the team in driving long-term value and strengthening the company’s market presence.”

“Rebecca and Kevin bring exceptional strategic and financial insight that will be instrumental as we continue to scale,” said Jon Wilk, President and CEO of CompoSecure. “Their global experience and operational expertise will enhance our ability to drive disciplined growth, support financial performance, and continue our market leadership.”

About CompoSecure
Founded in 2000, CompoSecure (Nasdaq: CMPO) is a technology partner to market leaders, fintechs and consumers enabling trust for millions of people around the globe. The company combines elegance, simplicity and security to deliver exceptional experiences and peace of mind in the physical and digital world. CompoSecure’s innovative payment card technology and metal cards with Arculus security and authentication capabilities deliver unique, premium branded experiences, enable people to access and use their financial and digital assets, and ensure trust at the point of a transaction. For more information, please visit www.composecure.com and www.GetArculus.com.

Forward-Looking Statements
This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although CompoSecure believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, CompoSecure cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning CompoSecure’s possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. In some instances, these statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect CompoSecure’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in CompoSecure’s forward-looking statements: the ability of CompoSecure to grow and manage growth profitably, maintain relationships with customers, compete within its industry, retain its key employees; the possibility that CompoSecure may be adversely impacted by other global economic, business, competitive and/or other factors, including tariffs; the outcome of any legal proceedings that may be instituted against CompoSecure or others; future exchange and interest rates; changes in our accounting and/or financial presentation; and other risks and uncertainties, including those under “Risk Factors” in filings that have been made or will be made with the Securities and Exchange Commission. CompoSecure undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Corporate Contact
Anthony Piniella
Head of Corporate Communications, CompoSecure
(908) 898-8887
apiniella@composecure.com

Investor Relations Contact
Sean Mansouri, CFA
Elevate IR
(720) 330-2829
CMPO@elevate-ir.com